EXHIBIT 99.1

FOR IMMEDIATE RELEASE
Contact:    Robert S. Tissue, Sr. Vice President & CFO
Telephone:    (304) 530-0552
Email:        rtissue@summitfgi.com
FIRST CENTURY’S SHAREHOLDERS APPROVE ACQUISITION BY SUMMIT
MOOREFIELD, WV - December 7, 2016 (GLOBE NEWSWIRE) - Summit Financial Group, Inc. (“Summit”) (NASDAQ: SMMF) announces that at a meeting of First Century Bankshares Inc. (“First Century”) shareholders held on December 6, 2016, the shareholders approved Summit’s acquisition of First Century pursuant to the terms of the definitive merger agreement between the parties dated June 1, 2016. All requisite regulatory approvals have previously been received, and the transaction is expected to close at the beginning of second quarter 2017.
About the Company
Summit is a $1.8 billion financial holding company headquartered in Moorefield, West Virginia. Summit provides community banking services primarily in the Eastern Panhandle and South Central regions of West Virginia and the Northern and Shenandoah Valley regions of Virginia, through its bank subsidiary, Summit Community Bank, Inc., which operates eighteen banking locations. Summit also operates Summit Insurance Services, LLC in Moorefield, West Virginia and Leesburg, Virginia.